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                                                                    Exhibit 23.4


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 28, 2000, included in CheckFree Holdings Corporation's Current Report on Form 8-K dated March 16, 2000 for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP

Ann Arbor, Michigan
April 26, 2000